EXHIBIT (9)(K)

               FUND ACCOUNTING SERVICING AGREEMENT
                      REVISED FEE SCHEDULE
                       as of March 1, 1997

Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201

Gentlemen:

          You currently provide accounting services to the Fund for the Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Institutional Money Market Fund, Balanced Fund, Equity Index Fund, Growth and Income Fund, Midcore Growth Fund, Special Growth Fund, International Equity Fund, MicroCap Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, and Bond IMMDEX/TM Fund (the "Funds") of Portico Funds, Inc. (the "Company") pursuant to a Fund Accounting Servicing Agreement dated March 23, 1988 as amended (the "Agreement"). Pursuant to Paragraph 4 of the Agreement, your compensation for the services provided to the Funds under the Agreement shall be determined in accordance with the Fee Schedules attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to the compensation terms set forth on the attached Fee Schedules for the Funds.

                                   Sincerely,

Dated: March 1, 1997               PORTICO FUNDS, INC.

                                   BY: /s/ Mary Ellen Stanek
                                       ----------------------
                                   Title:  Authorized Officer


ACKNOWLEDGED AND AGREED:

FIRSTAR TRUST COMPANY

By: /s/ Joseph Neuberger                Dated: March 1, 1997
        ----------------------
Title: Vice President



                      FIRSTAR TRUST COMPANY
                  FUND VALUATION AND ACCOUNTING
                               FOR
                       PORTICO FUNDS, INC.
                       as of March 1, 1997

                        Money Market Fund
                  Tax-Exempt Money Market Fund
                U.S. Government Money Market Fund
                 U.S. Treasury Money Market Fund
                 Institutional Money Market Fund


Portfolio Services
-----------------
Annual fee schedule based on market value of assets.

     $25,000  for first $40 million
     0.01%   on the next $200 million
     0.005%  on the balance

*Annual fee cap of $55,000 for Institutional Money Market Fund.

Out-of-Pocket Expenses:  Charged on the account

Fees are billed monthly based on net asset value at month end.



                      FIRSTAR TRUST COMPANY
                  FUND VALUATION AND ACCOUNTING
                               FOR
                       PORTICO FUNDS, INC.
                       as of March 1, 1997

                   Short-Term Bond Market Fund
                  Intermediate Bond Market Fund
                Tax-Exempt Intermediate Bond Fund
                       Bond IMMDEX/TM Fund
                    International Equity Fund

Portfolio Services
------------------
Annual fee schedule based on market value of assets.

     $31,250  for first $40 million
     0.025%   on the next $200 million
     0.0125%  on the next $200 million
     0.00625% on the balance

Out-of-Pocket Expenses:  Charged on the account
Fees are billed monthly based on net asset value at month end.


                      FIRSTAR TRUST COMPANY
                  FUND VALUATION AND ACCOUNTING
                               FOR
                       PORTICO FUNDS, INC.
                       as of March 1, 1997

                          Balanced Fund
                      Growth & Income Fund
                        Equity Index Fund
                       Midcore Growth Fund
                       Special Growth Fund
                          MicroCap Fund


Portfolio Services
------------------
Annual fee schedule based on market value of assets.

     $27,500  for first $40 million
     0.0125%  on the next $200 million
     0.00625% on the balance

Out-of-Pocket Expenses:  Charged on the account

Fees are billed monthly based on net asset value at month end.